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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-61893) pertaining to the Robbins & Myers, Inc. Savings Plan for Union Employees of our report dated May 29, 1998 (except for Note 7, as to which the date is July 20, 1998), with respect to the financial statements of the Robbins & Myers, Inc. Employee Savings Plan, as amended, included in this Annual Report (Form 11-K/A-1) for the year ended December 31, 1997.


                                        /s/ Ernst & Young LLP


Dayton, Ohio
August 10, 1998